EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of March 6, 2015, is between Genetic Technologies Limited ACN 009 212 328 of 60-66 Hanover Street, Fitzroy VIC 3065, an Australian public company incorporated under the laws of Western Australia in the Commonwealth of Australia (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.                                Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(ee).

“ADR Registration Statement” means the effective registration statement with Commission file No. 333-183861 which registers the ADRs that will be sold to the Purchasers.

“ADR” means American Depositary Receipts issued by the Depositary evidencing the ADSs.

“ADS” means American Depositary Shares each representing one hundred fifty Ordinary Shares of the Company.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“Applicable Time” means 8:00 a.m. (New York time) on the date of this Agreement.

“Annual Report” shall have the meaning ascribed to such term in Section 3.1(d).

“Anti-Bribery Laws” shall have the meaning ascribed to such term in Section 3.1(bbb).

“Applicable Regulatory Laws” shall have the meaning ascribed to such term in Section 3.1(jj).

“ASIC” shall have the meaning ascribed to such term in Section 3.1(k).

“ASX” shall mean the Australian Securities Exchange.

“ATGA” shall have the meaning ascribed to such term in Section 3.1(ii).

“Audit Committee” shall have the meaning ascribed to such term in Section 3.1(pp).

“Australian Securities Laws” shall have the meaning ascribed to such term in Section 3.1(k).

“Authorized Agent” shall have the meaning ascribed to such term in Section 5.9.

“Authorizations” shall have the meaning ascribed to such term in Section 3.1(jj).

“Base Prospectus” shall have the meaning ascribed to such term in Section 3.1(a).

“BHCA” shall have the meaning ascribed to such term in Section 3.1(qqq).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Cleansing Statement” means a statement meeting the requirements of section 708A(6) of the Corporations Act.

“Closing” means the closing of the purchase and sale of the Offered Securities pursuant to Section 2.1.

“Closing Date” means the time and date on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Confidential Information” shall have the meaning ascribed to such term in Section 3.1(kk).

“Corporations Act” means the Australian Corporations Act 2001 (Cth.) (as amended).

“Critical Accounting Policies” shall have the meaning ascribed to such term in Section 3.1(z).

“DEA” shall have the meaning ascribed to such term in Section 3.1(ii).

“Debt Repayment Triggering Event” shall have the meaning ascribed to such term in Section 3.1(h).

“Deposit Agreement” means that certain deposit agreement, dated January 14, 2002, among the Company, The Bank of New York, as depositary, and owners and beneficial owners of the ADRs.

“Depositary” means The Bank of New York Mellon, the current depositary agent of the Company, with a mailing address of 101 Barclay Street, 22 West, New York, New York 10286, and any successor depositary agent of the Company.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“DWAC” shall have the meaning ascribed to such term in Section 2.2(a)(iii).

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“EMA” shall have the meaning ascribed to such term in Section 3.1(ii).

“Environmental Law” shall have the meaning ascribed to such term in Section 3.1(eee).

“Escrow Agent” means Signature Bank, with offices at 261 Madison Avenue, New York, New York 10016.

“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and the Placement Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(oo).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Reports” shall have the meaning ascribed to such term in Section 3.1(d).

“Exchange Rules” shall mean the listing rules of the Australian Securities Exchange and The Nasdaq Stock Exchange Inc.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(ii).

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“General Disclosure Package” shall have the meaning ascribed to such term in Section 3.1(d).

“Governmental Authority” shall have the meaning ascribed to such term in Section 3.1(hh).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(eee).

“IFRS” shall mean the International Financial Reporting Standards as adopted by the Australian Accounting Standards Board and the International Accounting Standards Board.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(zz).

“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(kk).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Securities” shall have the meaning ascribed to such term in Section 4.11.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(dd).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(ii).

“MHRA” shall have the meaning ascribed to such term in Section 3.1(ii).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(ccc).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ooo).

“Offered Securities” means the ADSs of the Company and the underlying Ordinary Shares offered pursuant to this Agreement.

“Ordinary Shares” means the fully paid ordinary shares of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Patents Pending” shall have the meaning ascribed to such term in Section 3.1(ll).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PFIC” shall have the meaning set forth in Section 3.1(rr).

“Placement Agent” means Maxim Group LLC.

“Placement Agency Agreement” means that certain placement agency agreement, of even date herewith, between the Company and the Placement Agent, pursuant to which the Placement Agent will act as placement agent with resepct to the offering of Offered Securities.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall have the meaning ascribed to such term in Section 3.1(a).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Registration Statement” means the effective registration statement on Form F-3 with Commission file No. 184766, which registers the sale of the Ordinary Shares to the Purchasers.

“Registrar” shall mean The Bank of New York Mellon, appointed pursuant to the Deposit Agreement to act as registrar as register the ADRs and the transfer of ADRs pursuant to the Deposit Agreement.

“Related Proceedings” shall have the meaning ascribed to such term in Section 5.9.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(i).

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rules and Regulations” means the rules and regulations of the Commission.

“Sanctions” shall have the meaning ascribed to such term in Section 3.1(ddd).

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the Exchange Rules.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(t).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the Ordinary Shares underlying the Offered Securities issued to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares or ADSs).

“6-K Filing” shall have the meaning ascribed to such term in Section 4.4.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Securities purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(e), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Taxes” “shall have the meaning ascribed to such term in Section 4.16.

“Time of Sale Prospectus” shall have the meaning ascribed to such term in Section 3.1(a).

“Trading Day” means a day on which either Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which either the ADSs or Ordinary Shares is listed or quoted for trading on the date in question: The Nasdaq Stock Exchange Inc. or the Australian Securities Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Placement Agency Agreement, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.11(b).

ARTICLE II.
PURCHASE AND SALE

2.1.                            Purchase, Sale and Delivery of Offered Securities.  On the Closing Date, on the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly,  agree to purchase, an aggregate number of 3,333,333 Offered Securities (with each Purchaser purchasing the aggregate number of Offered Securities set forth on the signature page of each Purchaser to this Agreement), of which an aggregate of 2,617,801 will be purchased at a purchase price of US$4.4694 per ADS and of which 715,532 will be purchased at a purchase price of US$3.9078 per ADS (the aggregate purchase price paid for the Offered Securities purchased by each Purchaser shall be the “Aggregate Purchase Price”).  The Offered Securities will be offered in the United States through the Placement Agent.  The per ADS purchase price shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares or ADSs that occur after the date of this Agreement and prior to Closing.

Each Purchaser shall deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall deliver to each Purchaser its respective Offered Securities as set forth on the signature page hereto, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree.

2.2.                            Deliveries.

(a)                                 On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)                                     this Agreement duly executed by the Company;

(ii)                                  the Placement Agent shall have received the following opinions and negative assurance letters, dated as of the Closing Date with respect to matters as the Placement Agent may required, each in form and substance satisfactory to the Placement Agent and PricewaterhouseCoopers Australia, and the Company and each Subsidiary shall have provided to such counsel such documents as they request for the purpose of enabling them to pass upon such matters:

(A)                               The Placement Agent shall receive an opinion and negative assurance letter from Greenberg Traurig LLP, United States counsel for the Company;

(B)                               The Placement Agent shall have received an opinion and negative assurance letter from K&L Gates, Australian counsel to the Company;

(C)                               The Placement Agent shall have received an opinion from FB Rice and Sheridan Ross, Australian and U.S. intellectual property counsel to the Company;

(D)                               The Placement Agent shall have received a certificate and negative assurance letter from the CEO of the Company relating to Regulatory matters and disclosures;

(E)                                The Placement Agent shall have received an opinion from Emmet, Marvin & Martin LLP, counsel to the Depositary;

(iii)                               a copy of the irrevocable instructions to the Depositary instructing the Depositary to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) the amount of Offered Securities set forth on each Purchaser’s signature page, registered in the name of such Purchaser;

(iv)                              The Prospectus (which may be delivered in accordance with Rule 172 under the Securities Act) shall have been filed with the Commission in accordance with the Rules and Regulations.  No stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any respective part thereof shall have been issued and no Proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Placement Agent, shall have been contemplated by the Commission;

(v)                                 The Placement Agent shall have received letters, dated as of the Closing Date, of PricewaterhouseCoopers Australia in form and substance satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to placement agents with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus;

(vi)                              Officers’ Certificate.  The Placement Agent shall have received a certificate,  dated as of the Closing Date, of the Chief Executive Officer of the Company in which such officer shall state that (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreement and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no Material Adverse Change, nor any development or event involved a prospective Material Adverse Change, in the condition (financial or otherwise), results of operations, business, properties or prospectus of the Company and each Subsidiary as set forth in the General Disclosure Package; and (iv) no order suspending the use of the Registration Statement, General Disclosure Package or Prospectus in any applicable jurisdiction has been issued and no Proceedings for that purpose have been instituted or are pending.

(vii)                           CFO Certificate.  The Placement Agent shall have received on the Closing Date a certificate, dated the Closing Date and signed by the principal financial officer of the Company, which may be the Chief Executive Officer, with respect to certain operating data contained in the Registration Statement, the General Disclosure Package and the Prospectus and negative assurance on certain line items in the Company’s results of operations in form and substance satisfactory to the Placement Agent; and

(viii)                        Listing Approval.  The Company shall have received confirmation that the Offered Securities have been accepted for listing on The Nasdaq Stock Market and the Ordinary

Shares underlying the Offered Securities have been accepted for listing on the Australian Securities Exchange.

The Company will furnish the Placement Agent with such conformed copies of such opinions, certificates, letters and documents as the Placement Agent reasonably requests.  The Placement Agent may in its sole discretion waive compliance with any conditions to the obligations of the Placement Agent hereunder.

(b)                                 On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Placement Agent or the Escrow Agent, as applicable, the following:

(i)                                     this Agreement duly executed by such Purchaser;

(ii)                                  to Escrow Agent, such Purchaser’s Subscription Amount by wire transfer to the account specified in the Escrow Agreement, or by certified check.

2.3.                            Closing Conditions.

(a)                                 The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     the accuracy on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)                                  all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)                               the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)                                 The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)                                  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)                               the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)                              there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)                                 except for the trading halt contemplated by the parties on the Australian Securities Exchange on Friday, March 6, 2015 to facilitate the placement of the Offered Securities, from the date hereof to the Closing Date, trading in the ADSs and/or Ordinary Shares shall not have been suspended by the Commission or the Company’s principal Trading Market with respect to such security, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Offered Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules delivered by the Company to Purchaser on the date of this Agreement, Company hereby represents and warrants to the Purchasers as of the date of this Agreement and as of the date of the Closing as set forth below.

(a)                                 Registration Statements and Prospectuses.  The Company has filed with the Commission the Registration Statement and such amendments to such Registration Statement as may have been required to the date of this Agreement, covering the registration of the Ordinary Shares to be represented by the ADSs included in the Offered Securities under the Securities Act, which has been declared effective by the Commission under the Securities Act.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.  The Commission has not issued any order preventing or suspending the use of any preliminary prospectus or the Prospectus or suspending the effectiveness of the Registration Statement and no Proceedings or examination for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.  The prospectus in the form in which it appeared in the Registration Statement at the time of Effectiveness is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Offered Securities and the offering thereof, that omitted the Rule 430B Information and that was distributed to investors prior to the Applicable Time is herein called a “Time of Sale Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Offered Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule

424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”  Any reference herein to the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such prospectus.

A registration statement on Form F-6 (File No. 333-183861) with respect to the ADSs has (i) been prepared by the Company and Depositary in conformity with the requirements of the Securities Act and the rules and regulations thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. As used in this Agreement, “ADR Registration Statement” means such registration statement, as amended at the time it became effective under the Securities Act, including all exhibits thereto. The Commission has not issued any order suspending the effectiveness of the ADR Registration Statement, and no Proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The ADR Registration Statement, at the time it became effective under the Securities Act, (i) conformed in all respects to the requirements of the Securities Act and the rules and regulations thereunder and (ii) and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)                                 Compliance with Registration Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and (ii) (A) on its date, (b) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Prospectus will conform in all respects to the requirements of the Securities Act and the Rules and Regulations.  The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.  The Company has made available a bona fide electronic road show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

(c)                                  Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or other offering participate made a bona fide offer (within the meaning of Rule 164(h)(2) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar Proceeding, not having had a registration statement be the subject of a Proceeding under Section 8 of the Securities Act and no being the subject of a Proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d)                                 Accurate Disclosure. As of the Applicable Time, neither the Time of Sale Prospectus, including any documents incorporated by reference therein, nor the other information or materials distributed to prospective investors, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”) included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the General Disclosure Package in reliance upon or in conformity with written information furnished to the Company by the Placement Agent specifically for use therein.  Each part of the General Disclosure Package, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Placement Agent as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following the issuance of a part of the General Disclosure Package there occurred or occurs an event or development as a result of which such part of the General Disclosure Package conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such part of the General Disclosure Package, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Placement Agent and (ii) the Company has promptly amended or will promptly amend or supplement such part of the General Disclosure Package to eliminate or correct such conflict, untrue statement or omission.

Any reference to the General Disclosure Package or the Prospectus shall be deemed to refer to and include (i) the Company’s Annual Report on Form 20-F filed with the Commission pursuant to the Exchange Act on October 29, 2014 (the “Annual Report”) and (ii) all reports on Form 6-K that so indicate they are being incorporated by reference into the General Disclosure Package or the Prospectus, as the case may be, or that are expressly incorporated by reference into the General Disclosure Package pursuant to the Prospectus, or any amendment or supplement thereto.  All documents filed under the Exchange Act and so deemed to be included in the General Disclosure Package or the Prospectus, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.  The Annual Report and the Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(e)                                  Organization and Qualification.  The Company is an Australian public company and has been duly incorporated and is validly existing under the laws of Western Australia, the Commonwealth of Australia, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company listed on Schedule 3.1(e) hereto (the “Subsidiaries” and each a “Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; as of the date of this Agreement, except for the entities listed on Schedule 3.1(e) hereto, the Company does not own or control, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or any other Person.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(f)                                   Dividends.  No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to its shareholders, from making any other distribution on such subsidiary’s issued share capital, from repaying to the Company or any other Subsidiary of the Company any loans or advances to such subsidiary from the Company or such other Subsidiary or from transferring any of such Subsidiary’s properties or assets to any of the Company or other Subsidiary.

(g)                                  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, its officers, directors and shareholders and no further action is required by the Company, its officers, directors or shareholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.  The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.  The General Disclosure Package and the Prospectus have been duly authorized by and on behalf of the Company.

(h)                                 No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby, the issuance and delivery of the Ordinary Shares upon conversion of the Offered Securities and the ADSs representing such Ordinary Shares, the deposit of the Shares with the

Depositary against issuance of the ADRs evidencing the ADSs and compliance with the terms and provisions hereof and thereof and the use of proceeds as described in the General Disclosure Package and the Prospectus, will not result in a breach or violation of any of the terms and provisions of, or constitute and default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge, encumbrance or defect upon any property or assets of any of the Company or a Subsidiary, under (i) its Constitution, the charter, memorandum and articles of association, bylaws or equivalent organizational or constitutive documents of any of the Company a Subsidiary, (ii) any statute, rule, regulation or order of any Governmental Agency having jurisdiction over any of the Company or a Subsidiary or any of their properties, (iii) any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any Governmental Agency in Australia, the United States or any other jurisdiction where the Company or any Subsidiary was incorporated or operates, or (iv) any agreement or instrument (including each of the Transaction Documents) to which any of the Company or a Subsidiary is a party or by which any of the Company or a Subsidiary is bound or to which any of the properties of any of the Company or a Subsidiary is subject.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of Indebtedness (or any Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such Indebtedness by any of the Company or a Subsidiary.

(i)                                     Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Agency or any other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, the offer, issue and sale of the Offered Securities, the issuance of Ordinary Shares upon conversion of the Offered Securities, or the deposit of the Ordinary Shares being deposited with the Depositary, against issuance of ADSs representing ADSs, except: (i) the filing with the Commission of the Prospectus Supplement, (ii) the notice and/or application(s) to each applicable Trading Market for the listing of the Offered Securities for trading thereon in the time and manner required thereby, (iii) such filings as are required to be made under applicable state securities laws and (iv) the approvals set forth on Schedule 3.1(i) (collectively, the “Required Approvals”).

(j)                                    Authorization of the Offered Securities; the Underlying Ordinary Shares; Registration. The Offered ADSs to be sold by the Company and their issue and sale and the underlying Shares and their issue are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and free and clear of all Liens imposed by the Company. Upon the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and Persons in whose name such ADSs are registered will be entitled to the right of registered holders of ADSs evidencing the ADSs specified therein and in the Deposit Agreement.  No holder of any of the Offered Securities when issued and fully paid is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Offered Securities; and except as set forth in the General Disclosure Package and Prospectus, there are no limitations on the rights of holders of the Offered Securities to hold or transfer their securities.

(k)                                 Compliance with Australian Securities Laws.  The Company is not the subject of a determination or order issued by the Australian Securities and Investments Commission (the “ASIC”) nor has ASIC given any notice of intention to hold an investigation in relation to the Company, and the Company is not aware of any such determination, order or investigation being contemplated or threatened by the ASIC.  The Company is a reporting issuer under the securities laws of the State of Western Australia and the Commonwealth of Australia, including, without limitation, the Corporations Act (the “Australian Securities Laws”), is not in default of any requirement of the Australian Securities Laws.  All disclosure and filings on the public record and fees required to be made and paid by the Company pursuant to the Australian Securities Laws have been made and paid.

(l)                                     All amounts payable by the Company in respect of the Offered Securities shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by Australia or any authority thereof or therein (except such income taxes as may otherwise be imposed by Australia on payments hereunder if the Placement Agent’s net income is subject to tax by Australia or withholding, if any, with respect to any such income tax) nor are any taxes imposed in Australia on, or by virtue of the execution or delivery of, such documents (other than stamp duty payable if such original documents are brought to, executed in or produced before a court in Australia).

(m)                             Stamp Tax. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Placement Agent or any investor to the government of Australia, the United States or any political subdivision or taxing authority thereof or therein in connection with (i) the sale and delivery by the Company of the Offered Securities to or for the account of any investor and (ii) the execution and delivery of the Transaction Documents, in each case other than income tax that is imposed on the Placement Agent or investor’s net income in the ordinary course of business.

(n)                                 No Limitations on Dividends and Distributions. Under current laws and regulations of Australia and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Offered Securities and dividends and other distributions declared and payable on the ADSs or the Ordinary Shares underlying the ADSs may be paid by the Company to the holder thereof in U.S. dollars and freely transferred out of Australia and all such payments made to holders thereof or therein who are non-residents of Australia will other than withholding tax (if applicable) not be subject to income, withholding or other taxes under laws and regulations of Australia or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Australia or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Australia or any political subdivision or taxing authority thereof or therein.

(o)                                 Enforceability in Australia. This Agreement is enforceable against the Company in Australia in accordance with its terms.  To ensure the legality, validity, enforceability or admissibility into evidence in Australia of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or Deposit Agreement be filed or recorded with any court or other authority in Australia or that any stamp or similar tax in Australia be paid on or in respect of this

Agreement or any other documents to be furnished hereunder are brought to, executed in or produced before a court in Australia.

(p)                                 Choice of Law in Australia.  Under the laws of Australia, the courts of Australia will recognize and give effect to the choice of law provisions set forth in Section 5.9 hereof and would recognize as a valid judgment a final and conclusive judgment in personam obtained in any U.S. court against the Company to enforce this Agreement under which a fixed sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and such judgment would be capable of enforcement by Australian courts provided that (i) such court had proper jurisdiction over the parties subject to such judgment; (ii) the applicable U.S. court did not contravene the rules of natural justice of Australia; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Australia; (v) such judgment imposes on the judgment debtor a liability to pay a liquidated sum; and (vi) such judgment has not been wholly satisfied; and (vii) such judgment was obtained within the previous twelve years.  there is due compliance with the correct procedures under the laws of Australia. Except as described in the General Disclosure Package and the Prospectus, under the laws of Australia, the choice of law provisions set forth in Section 5.9 hereof will be recognized by the courts of Australia and any judgment obtained in any Specified Court (as defined below) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in Australian courts and be capable of enforcement subject to the applicable statutory and common law principles of Australia relating to the enforceability of foreign judgments.

(q)                                 Judgment Enforced in Australia. Any final judgment for a fixed sum of money rendered by a Specified Court (as defined below) having jurisdiction under its own domestic laws in respect of any suit, action or Proceeding against the Company based upon this Agreement, would be recognized and enforced against the Company by Australian courts without re-examining the merits of the case, provided that such judgment (i) is not in respect of taxes, a fine or a penalty, (ii) was not obtained by fraud; (iii) was not obtained in a manner and is not a kind the enforcement of which is contrary to natural justice or the public policy of Australia; (iv) such judgment has not been wholly satisfied; and (v) such judgment was obtained within the previous twelve years.

(r)                                    Capitalization.  The Company has an issued and fully paid up capital  as set forth in the General Disclosure Package and Prospectus, and all of the issued share capital of the Company has been duly and validly authorized and issued, is fully paid and conforms to the description of the Ordinary Shares contained in the General Disclosure Package and the Prospectus.  All of the issued share capital of each Subsidiary have been duly and validly authorized and issued, and are fully paid in accordance with its Constitution, articles of association or applicable foreign, federal, state and local laws, including, without limitation, the corporate law of the jurisdiction of the Company’s incorporation, and are nonassessable, if applicable.  All of the issued share capital or equity interest, as the case may be, of each Subsidiary is owned directly or indirectly by the Company, free and clear of all Liens, equities or claims.  The holders of outstanding Ordinary Shares or ADSs are not entitled to preemptive or other rights to acquire the Offered Securities.  Except as set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization”, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of share capital of the Company.  There are no restrictions on subsequent transfers of the ADSs under the laws of Australia or the United States except as set forth in the General Disclosure Package and the Prospectus under the caption “Description of Share Capital,” and “Description of American Depositary Shares”.  The issuance and sale of the Offered Securities will not obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Offered Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.  There are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any Subsidiary, no obligation of any Subsidiary to issue, equity shares or any other class of share capital of any Subsidiary.

(s)                                   Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(t)                                    SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(u)                                 Termination of Contracts. None of the Company or any Subsidiary has sent or received any communications regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the General Disclosure Package and the Prospectus, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or any other party to such contract or agreement.

(v)                                 Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified.  Said financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved.

The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(w)                               Additional Material Liabilities. Since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus, neither the Company nor a Subsidiary has (i) entered into or assumed any contract, (ii) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (iv) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (i) through (iv) above, be material to the Company and/or a Subsidiary and that are not otherwise described in the General Disclosure Package and Prospectus.

(x)                                 Transactions with Insiders. Except as disclosed in the General Disclosure Package and Prospectus, none of the Company nor any Subsidiary is engaged in any material transactions with its directors, officers, management, shareholders or any other affiliate, including any person who was formerly a director, officer or manager of the Company, on terms that are not available from unrelated third parties on an arm’s-length basis

(y)                                 The section in the Annual Report entitled “Item 5. Operating Financial Review and Prospects” in the General Disclosure Package and Prospectus is accurate. The Company does not have any off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or a Subsidiary, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company or any Subsidiary.

(z)                                  The section in the Annual Report under “Item 5. Operating Financial Review and Prospects—A. Operating Results—Critical Accounting Policies” in the General Disclosure Package and the Prospectus truly, accurately and completely in all material respects describes (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of Critical Accounting Policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with legal counsel and independent accountants with regard to such disclosure.

(aa)                          The statements set forth in the General Disclosure Package and the Prospectus under the captions “Taxation,” “Description of Share Capital,” “Description of American Depositary Shares,” “Enforceability of Civil Liabilities,” “Summary,” and “Risk Factors,” insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute accurate, complete and fair summaries regarding the matters described therein in all material respects.  The statements set forth in the Annual Report under the captions “Item 4. Information on the Company—B. Business Overview—Regulation—Foreign Currency

Exchange,” “Item 5. Operating and Financial Overview and Prospects—B. Liquidity and Capital Resources,” “Item 6. Directors, Senior Management and Employees—C. Compensation of Directors and Executive Officers, “Item 6. Directors, Senior Management, and Employees—C. Board Practices,” “Item 10. Additional Information—B. Memorandum and Articles of Association,” and “Item 10. Additional Information—E. Taxation,” insofar as such statements summarize legal matters, agreements, documents or Proceedings discussed therein, are true and accurate summaries of such matters described therein in all material respects.

(bb)                                Without prejudice to the generality of anything contained herein, all the operating information and data included in the General Disclosure Package and the Prospectus were true and accurate in all material respects as of the Applicable Time and will be true and accurate in all material respects on the Closing Date.  Any statistical, industry-related and market-related data included in the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained written consent for the use of such data from such sources to the extent required.

(cc)                            The application of the net proceeds from the offering of the Offered Securities, as described in the General Disclosure Package and the Prospectus, will not contravene any provision of any current and applicable laws or the applicable constituent documents of any of the Company or a Subsidiary or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon any of the Company or a Subsidiary or any governmental or regulatory authorization applicable to any of the Company or a Subsidiary.

(dd)                          Material Changes; Undisclosed Events, Liabilities or Developments.  None of the Company or its Subsidiaries has sustained, since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.  Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, (i) there has not been any change in the share capital of the Company or any Subsidiary and none of the Company or any Subsidiary has declared any dividends or other distribution of cash or property to shareholders and none the Company nor any Subsidiary has entered into any agreement to purchase, redeem or any other agreement with respect to its capital stock, including the issuance of capital stock to the officers and directors of the Company and any Subsidiary; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; (iii) the Company has not altered its method of accounting; and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company or any Subsidiary, take as a whole (a “Material Adverse Effect”).  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Offered Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(ee)                            Litigation.  There is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Offered Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(ff)                              Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or a Subsidiary.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours in Australia, the United States, and in each other jurisdiction in which it is incorporated or operates.  No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is threatened.

(gg)                            Except as disclosed in the in the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any Subsidiary or to any other Person.

(hh)                          Compliance.  None of the Company or any Subsidiary is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of Australia, the United States, or any other jurisdiction where it was incorporated or operates, (ii) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body or any stock exchange authorities (each a “Governmental Authority”) in Australia, the United States or any other jurisdiction in which it was incorporated or operates, (iii) in violation of its constituent documents or (iv) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, with respect to (iv), where any default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)                                  Licenses and Permits. The Company and its Subsidiaries possess all certificates, authorizations, consents, approvals, orders, licenses and permits issued by the appropriate federal, state, national and foreign regulatory authorities (collectively, the “Material Permits”), including without limitation the United States Food and Drug Administration (the “FDA”), the Drug Enforcement Administration (“DEA”), the Australian Therapeutics Goods Administration (“ATGA”) European Medicines Agency (the “EMA”), the Medicines and Healthcare Products Regulatory Agency (“MHRA”) and any other state, federal, national and foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, necessary to conduct their respective businesses as they are currently being conducted and as they are proposed to be conducted as set forth in the Registration Statement, the Disclosure Package and the Prospectus. All of such Material Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. There is no pending or, to the knowledge of the Company, threatened Proceeding that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Material Permit which revocation, modification, termination, suspension or other impairment would have a material adverse effect on the Company and its subsidiaries, taken as a whole.  Such Material Permits contain no material restrictions or conditions not described in the General Disclosure Package and the Prospectus.  None of the Company or any Subsidiary has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such Material Permit and each of the Company and each Subsidiary is in compliance with the provisions of all such Material Permits.

(jj)                                Regulatory Matters. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries: (A) are and at all times have been in material compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product sold, under development, manufactured or distributed by the Company or any subsidiary (“Applicable Regulatory Laws”); (B) have not received any Form 483 from the FDA, notice of adverse finding, warning letter, or other correspondence or written notice from the FDA, the DEA, the ATGA, the EMA, the MHRA or any other federal, state, local, national or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Regulatory Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Regulatory Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor any subsidiary is in material violation of any term of any such Authorizations; (D) have not received written notice of any Proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA, the DEA, the ATGA, the EMA, the MHRA or any other federal, state, local, national or foreign governmental or regulatory authority or third party alleging that any product, operation or activity is in material violation of any Applicable Regulatory Laws or Authorizations and has no knowledge that the FDA, the DEA, the ATGA, the EMA, the MHRA or any other federal, state, local, national or foreign governmental or regulatory authority or third party is considering any such Proceeding; (E) have not received written notice that the FDA, DEA, ATGA, EMA, the MHRA or any other federal, state, local, national or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA, DEA, ATGA, EMA, the MHRA or any other federal, state, local, national or foreign governmental or regulatory authority is considering such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Regulatory Laws or Authorizations except where the failure to file such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(kk)                          Intellectual Property.  The Company and each Subsidiary owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the General Disclosure Package and the Prospectus (collectively, the “Intellectual Property”).  None of the Intellectual Property is unenforceable or invalid; none of the Company or any Subsidiary has received any notice of violation or conflict with (and none of the Company or a Subsidiary knows of any basis for violation or conflict with) rights of others with respect to the Intellectual Property; there are no pending or, to the Company’s best knowledge after due inquiry, threatened Proceedings or claims by others that allege any of the Company or a Subsidiary is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right.  The discoveries, inventions, products or processes of the Company or a Subsidiary referenced in the General Disclosure Package and the Prospectus do not violate or conflict with any intellectual property or proprietary right of any third Person, or any discovery, invention, product or process that is the subject of a patent application filed by any third Person; no officer, director or employee of any of the Company or a Subsidiary is in or has ever been in violation of any term of any patent non-disclosure agreement, invention assignment agreement, or similar agreement relating to the protection, ownership, development use or transfer of the Intellectual Property or, to the Company’s best knowledge after due inquiry, any other intellectual property, except where any violation would not, individually or in the aggregate, have a Material Adverse Effect.  None of the Company or any Subsidiary are in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property.  To the extent any Intellectual Property is sublicensed to any of the Company or a Subsidiary by a third party, such sublicensed rights shall continue in full force and effect if the principal third party license terminates for any reason.  There are no contracts or other documents related to the Intellectual Property required to be described in or filed as an exhibit to the Registration Statement other than those described in or filed as an exhibit to the Registration Statement.  Except as disclosed in the General Disclosure Package and the Prospectus, none of the Company or a Subsidiary is subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world.  The Company and each Subsidiary has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”).  All use or disclosure of Confidential Information owned by the Company or a Subsidiary by or to a third party has been pursuant to a written agreement between the Company and/or Subsidiary and such third party.  All use or disclosure of Confidential Information not owned by the Company or a Subsidiary has been pursuant to the terms of a written agreement between the Company and/or Subsidiary and the owner of such Confidential Information, or is otherwise lawful.

(ll)                                  Patents. The pending patent applications set forth in the General Disclosure Package and the Prospectus (the “Pending Patents”) are being diligently prosecuted by the Company and/or Subsidiaries.  To the Company’s best knowledge, there is no existing patent or published patent application that would interfere, conflict with or otherwise adversely affect the validity, enforcement or scope of the Pending Patents if claims of such Pending Patents were issued in substantially the same form as currently written.  No security interests or other Liens have been created with respect to the Pending Patents; and the Pending Patents have not been exclusively licensed to another entity or Person.

(mm)                  Insurance.  The Company and each Subsidiary maintain insurance covering their respective properties as the Company reasonably deems adequate and as is customary for companies engaged in similar businesses.  Such insurance protects the Company and the Subsidiaries against losses and risks to an extent which is adequate to protect the Company and each Subsidiary and their respective businesses and includes, but is not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  None of the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.  There is no material insurance claim made by or against the Company or any Subsidiary pending, threatened or outstanding and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respective thereof have been paid.

(nn)                          Transactions With Affiliates and Employees.  Except as set forth in the General Disclosure Package and the Prospectus, none of the officers or directors of the Company or any Subsidiary and none of the employees of the Company or any Subsidiary (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest) is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option under any stock option plan of the Company.  There are no material relationships or transactions between the Company and/or a Subsidiary on the one hand and the Company’s affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in the General Disclosure Package and the Prospectus.

(oo)                          Sarbanes-Oxley; Internal Accounting Controls.  The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  Except as otherwise disclosed in the General Disclosure Package and Prospectus, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the Prospectus, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(pp)                          A member of the Audit Committee of the Company (the “Audit Committee”) has confirmed to the Chief Executive Officer or Chief Financial Officer of the Company that the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls.

(qq)                          Certain Fees.  Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents due to an arrangement or agreement made by the Company due to an arrangement or agreement made by the Company.

(rr)                                Passive Foreign Investment Company. The Company does not believe that it was a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for the taxable year ended June 30, 2014, does not expect to be a PFIC in the current taxable year ending June 30, 2015.

(ss)                              Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Offered Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(tt)                                Registration Rights.  There are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(uu)                          Except as set forth in the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(vv)                          Securities Exchange Act Registration; Listing and Maintenance Requirements.  The Ordinary Shares and the ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs or Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Ordinary Shares outstanding as of the date hereof are admitted to trading on the Australian Securities Exchange and the ADSs outstanding as of the date hereof are listed on the NASDAQ Capital Market. The Offered ADSs have been approved for listing on the NASDAQ Global Market and the underlying Ordinary Shares shall be approved for trading subject to the Company’s filing a Cleansing Statement and ASX Appendix 3B pursuant to Section 4.15. Except as set forth on Schedule 3.1(vv), the Company has not, in the 12 months preceding the date hereof, received notice from either the Australian Securities Exchange (on which Ordinary Shares are listed) nor the Nasdaq Capital Market (on which the ADSs are listed) (each a “Trading Market”) to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The ADSs are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(ww)                      Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its jurisdiction of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Offered Securities and the Purchasers’ ownership of the Offered Securities.

(xx)                          Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.   The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, taken as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(yy)                          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Offered Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(zz)                            Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Offered Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aaa)                   Tax Status.  The Company has paid or has caused to be paid all taxes (including any assessments, fines or penalties) required to be paid through the date hereof and all returns, reports or filings which ought to have been made by or in respect of the Company and each Subsidiary for taxation purposes as required by the law of the jurisdictions where the Company and each Subsidiary are incorporated or engage in business have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate Proceedings.  The provisions included in the audited consolidated financial statements as set out in the General Disclosure Package and the Prospectus included appropriate provisions required under IFRS for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable.  None of the Company nor any Subsidiary has received notice of any tax deficiency with respect to any of the Company or a Subsidiary.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(bbb)                   The Company and each Subsidiary and, to their knowledge, their affiliates and each of their respective officers, directors, supervisors, managers, agents and employees has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to (i) ensure continued compliance with anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 or any other law, rule or regulation of similar purpose and scope or (ii) prohibit (A) the use of corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) the making of any direct or indirect unlawful payment to any government official or employee from corporate funds or (C) the making of any bribe, rebate, payoff, influence payment, kickback or other unlawful payment (collectively, the “Anti-Bribery Laws”).

(ccc)                      The Company and each Subsidiary, and, to their knowledge, their affiliates and each of their respective officers, directors, supervisors, managers, agents, and employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with the anti-money laundering laws, regulations or government guidance regarding anti-money laundering, and international anti-money laundering principals or procedures of the United States, Australia and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ddd)                   None of the Company or any Subsidiary, nor, to the knowledge of any of the Company or a Subsidiary, any director, officer, agent, employee, affiliate or Person acting on behalf of any of the Company or a Subsidiary (i) has been or is, or is controlled or owned by an individual or entity that has been or is or is, subject to (A) any trade, economic or military sanctions administered by or issued against any nation by the United Nations or any governmental or regulatory authority of the United States, United Kingdom, Australia, Germany, Hong Kong, Canada, France, Switzerland and Italy, including the Office of Foreign Assets Control of the United States Treasury Department (including but not limited to the designation as a “specially designated national or blocked person” thereunder), the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, or any orders or licenses publicly issued under the authority of any of the foregoing, or (B) any sanctions or requirements imposed by, or based upon the obligations or authorizations set forth in, the United States Trading With the Enemy Act, the United States International Emergency Economic Powers Act, the United States United Nations Participation Act, the United States Syria Accountability and Lebanese Sovereignty Act, or the United States Iran Sanctions Act of 2006, all as amended, or any foreign assets control regulations of the United

States Treasury Department (including but not limited to 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (collectively, “Sanctions”), (ii) has been or is located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria) or (iii) has violated, will though its participation in the offering violate or failed to institute and maintain policies and procedures designed to ensure continued compliance with Sanctions.  There have been no transactions or connections between the Company or any Subsidiary, on the one hand, and any country, Person, or entity in countries subject to Sanctions or who perform contracts in support of projects in or for the benefit of those countries, on the other hand other than de minimis sales to customers in Iran in 2010.

(eee)                      The Company and each Subsidiary and their respective properties, assets and operations are in compliance in all material respects with and hold all permits, authorizations and approvals required under Environmental Laws (as defined below).  There are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by any of the Company or a Subsidiary with, Environmental Laws.  None of the Company or any Subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened Proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below), except where (i), (ii), (iii) and (iv) would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(fff)                         None of the Company nor any Subsidiary has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(ggg)                      There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the General Disclosure Package and the Prospectus which have not been described as required.

(hhh)                   Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the General Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(iii)                               Accountants.  PricewaterhouseCoopers Australia, who certified the financial statements and supporting schedules, if any, included in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(jjj)                            Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company understands and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(kkk)                   Acknowledgement Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Offered Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the ADRs and/or Ordinary Shares, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Offered Securities are outstanding and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(lll)                               Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Offered Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Offered Securities or the Ordinary Shares.

(mmm)       Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them, in each case free and clear of all Liens, encumbrances and defects except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(nnn)                   Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company  or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ooo)                   U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(ppp)                   Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qqq)                   Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(rrr)                            Other Covered Persons. Other than the Placement Agent, the Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Offered Securities.

(sss)                         No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ttt)                            No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company and its Subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement, in each case other than those in the ordinary course of business; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of its Subsidiaries on any class of capital stock and no repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock; (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (iv) there has not been any material change in the capital stock, short-term or long-term debt of the Company or any of its subsidiaries; and (iv) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in or affecting the earnings, business, assets, general affairs, management, financial position, stockholders’ equity, operations or results of operations or prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole.

3.2.                            Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)                                 Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.  The Purchaser’s execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including foreign, federal and state securities laws and regulations), or by which any property or asset of the Purchaser is bound or affected.

(b)                                 Understandings or Arrangements.  Such Purchaser is acquiring the Offered Securities as principal for its own account.  Such Purchaser is acquiring the Offered Securities hereunder in the ordinary course of its business.

(c)                                  Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Offered Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Offered Securities and, at the present time, is able to afford a complete loss of such investment.  Such Purchaser understands that nothing in the Transaction Documents or any other materials presented to such Purchaser in connection with the purchase and sale of the Offered Securities constitutes legal, tax or investment advice.

(d)                                 Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Offered Securities nor is such information or advice necessary or desired.  Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Offered Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Offered Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(e)                                  Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Offered Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1.                            Furnishing of Information; Public Information.  For so long as the Offered Securities remain outstanding, the Company covenants to maintain the registration of the Ordinary Shares and the ADSs under Section 12(b) o 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13 or 15(d) the Exchange Act with the Commission even if the Company is not then subject to the reporting requirements of Section 13 or 15(d) the Exchange Act.

4.2.                            Filing of Amendment; Response to Commission Requests. The Company will promptly advise the Placement Agent of any proposal to amend or supplement the Registration Statement at any time and the Company will advise the Placement Agent promptly of (i) the filing of any such amendment or supplement; (ii) any request by the Commission or its staff for any amendment to the Registration Statement or ADR Registration Statement or for any additional information; (iii) the institution by the Commission of any stop order Proceedings in respect of the Registration Statement or the ADR Registration Statement or the threatening of any Proceeding for that purpose; and (iv) the receipt by the Company of any such notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any Proceedings for that purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

4.3.                            Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4.                            Securities Laws Disclosure; Publicity.  The Company shall (a) by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act (the “6-K Filing”).  From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  In addition, effective upon the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement with respect to the transactions contemplated hereby without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company (other than the press release described in the first sentence of this Section 4.4), which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5.                            Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6.                            Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law.  To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, then Company shall simultaneously file such notice with the Commission pursuant to a 6-K filing.

4.7.                            Furnishing of Prospectuses.  The Company will furnish to the Placement Agent copies of the Registration Statement, General Disclosure Package and Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such form and quantities as the Placement Agent reasonably request.  The Company will pay the expenses of the preparation, printing and distributing to the Placement Agent all such documents.

4.8.                            Use of Proceeds.  The Company shall use the net proceeds from the sale of the Offered Securities hereunder as described in the General Disclosure Package and Prospectus and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Ordinary Shares or Ordinary Share Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.9.                            Indemnification of Purchasers.   Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation  (as such fees are incurred) that any such Purchaser Party may suffer, incur or become subject to insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Time of Sale Prospectus as of any time, the Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance) and will reimburse each Purchaser Party for any legal or other expenses reasonably incurred by such Purchaser Party in connection with investigating or defending against any loss, expense, damage, liability or Proceeding whatsoever (whether or not such Purchase Party is a party thereto).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party but the failure to notify the Company shall not relieve it from liability that it may have under this Section 4.9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company shall not, without the prior written consent of the Purchaser Party, effect any settlement of any pending or threatened action in respect of which any Purchaser Party is or could have been a party and indemnity could have been sought hereunder by such Purchaser Party unless such settlement (i) includes an unconditional release of such Purchaser Party from all liability on any claims that are the subject matter of such action and (ii) does  not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of a Purchaser Party.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.10.                     Listing of Securities. The Company hereby agrees to use best efforts to maintain the listing or quotation of the ADSs and the Ordinary Shares on the Trading Market on which it is currently listed. The Company agrees to maintain the eligibility of the Securities for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11.                     Subsequent Equity Sales.

(a)                                 From the date hereof until 90 days after the Closing Date, the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or ADSs or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or ADSs (the “Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of the Lock-Up Securities; (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities; (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities; (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act; or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Placement Agent, except issuances of Lock-Up Securities pursuant to the conversion or exchange or convertible or exchangeable securities or other exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options and, commencing 45 days after the Closing Date, pursuant to the terms of the $24 Million Equity Line with KentGrove as in effect as of the date hereof.

(b)                                 From the date hereof until the 12 month anniversary of the Effective Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Shares or Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.  “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Shares or (ii) enters into any agreement, including, but not limited to, an equity line of credit or an at-the-market offering agreement, whereby the Company may issue securities at a future determined price.   Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.12.                     Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Offered Securities or otherwise.

4.13.                     Certain Transactions and Confidentiality. The Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Offered Securities covered by this Agreement.

4.14.                     Capital Changes.  Until the one year anniversary of the Closing Date, other than a stock split or reclassification that is effected to maintain the listing of the ADSs or Ordinary Shares on the Trading Market, the Company shall not undertake a reverse or forward stock split or reclassification of the Shares without the prior written consent of the Purchasers holding a majority in interest of the Offered Securities.

4.15.                     ASX Cleansing Statement.  The Company undertakes to lodge with the ASX a Cleansing Statement (as defined below) and an ASX Appendix 3B in respect of Ordinary Shares underlying the Offered Securities on the Closing Date, but in no event later than 10:00 a.m., Sydney time, on the ASX Trading Day immediately following the Closing Date, in a form, and containing the information that is sufficient to permit subsequent re-sale on ASX of all of the Ordinary Shares issued to the Purchasers.  Upon the lodging of an Appendix 3B and the Cleansing Statement, the Shares will be freely tradable on the ASX.

4.16.                     Payments and Taxes.  All payments by the Company due under any Transaction Document shall be made by the Company and the Company agrees that all amounts payable under any Transaction Document are exclusive of any current or future tax or any other fees, expenses, assessment or charges of any kind (including but not limited to income tax, value added tax, goods and services tax, transfer tax, business tax, foreign enterprise income tax, consumption tax, securities transaction tax, withholding tax, stamp duty or other documentary taxes or charges, and any other taxes and charges, and interest and penalties thereon) imposed by any federal, state, territorial or local government of Australia, or any political subdivision or taxing authority in any such jurisdiction (collectively, “Taxes,” which for the avoidance of doubt, does not include income tax) and all amounts shall be paid free and clear of any deduction or withholding.  The Company agrees that it shall be responsible for all Taxes as well as all applicable compliance and regulatory obligations which may arise from or in connection with this Agreement.  If any Taxes shall be due, or if the Company shall be required by applicable law to make any deduction or withholding on account of any Taxes, or if any Tax is required to be paid by the Placement Agent on account of services performed hereunder, the Company agrees to pay to the Placement Agent such additional amounts as shall be required so that the net amount received by the Placement Agent from the Company after such deduction, withholding or payment shall equal the amount otherwise due to the Placement Agent hereunder.  The Company shall promptly deliver to the Placement Agent all official tax receipts evidencing payment of the Taxes.  The Placement Agent agrees to provide the Company with any and all forms or other documentation or information that the Company reasonably requests to enable the Company to minimize the amount of any such Taxes.  The Company will indemnify the Placement Agent and hold it harmless against any Taxes on the creation, issuance and sale of the Offered Securities to the Placement Agent and on the execution and delivery of this Agreement and any interest and penalties thereon.

4.17.                     Compliance with Anti-Bribery Laws, Money Laundering Laws and Sanctions.  The Company will not, and the Company will procure that each of its Subsidiaries , any of their respective affiliates and any Person acting on its or their behalf will not, (i) violate any of the Anti-Bribery Laws, Money Laundering Laws or Sanctions or (ii) directly or indirectly use the proceeds from the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing or facilitating the business or the activities of any Person, or in any country or territory that, at the time of such financing or facilitation, is subject to any Sanctions, or in any other manner that will result in a violation of Sanctions by any Person.

4.18.                     Free Writing Prospectus.  The Company represents and agrees that, unless it obtains the prior consent of the Placement Agent, and the Placement Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act required to be filed with the Commission.

4.19.                     Survival of Certain Representations and Obligations.  The indemnities, agreements, representations, warranties and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigations, or statement as to the results thereof, made by or on behalf of the Placement Agent or any of its representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 5.1 hereof, the Company will reimburse the Placement Agent for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the obligations of the Company pursuant to Section 5.2  shall remain in effect.  If the offering of the Offered Securities is consummated, the representations and warranties in Section 3 of the Company and all obligations under Section 4 shall also remain in effect.

4.20.                     Effective Registration Statement.  If, immediately prior to the third anniversary of the more recent of the initial effective time of the Registration Statement, any of the Offered Securities remain unsold, the Company will, prior to the third anniversary of the effective date of the Registration Statement, file, a new shelf registration statement relating to the Offered Securities in a form satisfactory to the Placement Agent, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.

4.21.                     Payment of Expenses Pursuant to Deposit Agreement and ADRs.  The Company hereby agrees to pay on behalf of the Purchasers, or to reimburse the Purchasers for, all fees and expenses incurred by the Purchasers pursuant to Section 5.09 of the Deposit Agreement and Section 7 of the ADRs with respect to the Offered Securities.

ARTICLE V.
MISCELLANEOUS

5.1.                            Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before March 12, 2015; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2.                            Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Registrar fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Offered Securities to the Purchasers.

5.3.                            Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4.                            Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is sent by email to the email address as set forth on the signature pages attached hereto at or prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is sent by email to the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the third (3rd) Trading Day following the date of mailing, if sent by U.S. internationally recognized air courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5.                            Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers who purchased at least 75% in interest of the Shares based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6.                            Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7.                            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8.                            No Third-Party Beneficiaries.  The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9 and this Section 5.8.

5.9.                            Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) (“Related Proceedings”) shall be commenced exclusively in the federal courts of the United States or the courts of the State of New York, in each case located in the Borough of Manhattan in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient forum for such Proceeding.  The Company irrevocably appoints Puglisi & Associates (the “Authorized Agent”), which currently has its address at 850 Library Avenue, Suit 204, Newark, Delaware 19711, Attention: Mr. Donald J. Puglisi, Managing Director, as its agent to receive service of process or other legal summons for purposes of any such Related Proceeding that may be instituted in any state or federal court in the City and State of New York.  The Company undertakes to appoint a new authorized agent domiciled in the United States in the event the Authorized Agent is wound up, liquidated, redomiciled outside of the Unite States or otherwise unable to receive service of process in the manner contemplated above.  The Company represents and warrants that the Authorized Agent has agreed to act as agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence a Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.10.                     Survival.  The representations, warranties, indemnities and other agreements contained herein shall survive the Closing and the delivery of the Offered Securities.

5.11.                     Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12.                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13.                     Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14.                     Replacement of Securities.  If any certificate or instrument evidencing any Offered Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Offered Securities.

5.15.                     Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16.                     Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17.                     Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through EGS.  EGS does not represent any of the Purchasers and only represents the Placement Agent.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18.                     Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19.                     Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and ADSs and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the ADSs and/or Ordinary Shares that occur after the date of this Agreement.

5.20.                     WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GENETIC TECHNOLOGIES LIMITED		Address for Notice: 60-66 Hanover Street Fitzroy, Victoria 3065, Australia
By:	/s/ Eutillio Buccilli	Email: eutillio.buccilli@gtglabs.com
Name: Eutillio Buccilli
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Ross Kaufman Greenberg Traurig, LLP Metlife Building 200 Park Avenue New York, New York 101066

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Capital Ventures International

By: Heights Capital Management, Inc. its authorized agent

Signature of Authorized Signatory of Purchaser:	/s/ Martin Kobinger

Name of Authorized Signatory: Martin Kobinger

Title of Authorized Signatory: Investment Manager

Email Address of Authorized Signatory:kobinger@sig.com and winer@sig.com

Facsimile Number of Authorized Signatory: (415) 403-6525

Address for Notice to Purchaser: c/o Heights Capital Management, 101 California Street, Suite 3250, San Francisco, CA 94111

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Aggregate Purchase Amount: $4,833,332.85

ADSs: 1,111,111

EIN Number: 20-8897884

[SIGNATURE PAGES CONTINUE]

☒  Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the third (3rd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Iroquois Master Fund Ltd.

Signature of Authorized Signatory of Purchaser:	/s/ Joshua Silverman

Name of Authorized Signatory: Joshua Silverman

Title of Authorized Signatory: Authorized signatory

Email Address of Authorized Signatory: jsilverman@icfund.com

Facsimile Number of Authorized Signatory: 212-207-3452

Address for Notice to Purchaser: 205 E 42st Street 20th floor, New York, NY 10017

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Aggregate Purchase Amount: $4,507,082.85

ADSs: 1,036,111

EIN Number: 47-2779272

[SIGNATURE PAGES CONTINUE]

☐  Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the third (3rd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Iroquois Capital Investment Corp LLC

Signature of Authorized Signatory of Purchaser:	/s/ Joshua Silverman

Name of Authorized Signatory: Joshua Silverman

Title of Authorized Signatory: Authorized signatory

Email Address of Authorized Signatory: jsilverman@icfund.com

Facsimile Number of Authorized Signatory: 212-207-3452

Address for Notice to Purchaser: 205 E 42st Street 20th floor, New York, NY 10017

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Aggregate Purchase Amount: $326,250

ADSs: 75,000

EIN Number: 47-2779272

[SIGNATURE PAGES CONTINUE]

☐  Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the third (3rd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Sabby Healthcare Master Fund, Ltd.

Signature of Authorized Signatory of Purchaser:	/s/ Robert Grundstein

Name of Authorized Signatory: Robert Grundstein

Title of Authorized Signatory: COO of Purchaser’s Investment Manager

Email Address of Authorized Signatory: 201 661 8654

Facsimile Number of Authorized Signatory: 202 661 8654

Address for Notice to Purchaser: c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458

Address for Delivery of Securities to Purchaser (if not same as address for notice): Bank America Merrill Lynch, One Bryant Park — 6th floor, New York, NY 10036, Attn: Miguelina Seda

Aggregate Purchase Amount: $4,833,332.85

ADSs: 1,111,111

EIN Number: 98-1012742

[SIGNATURE PAGES CONTINUE]

☐  Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the third (3rd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.